Exhibit 99.1

NEWS RELEASE
For Immediate Release
Contact: Alison Ziegler, Cameron Associates (212) 554-5469
alison@cameronassoc.com     www.americanecology.com

AMERICAN ECOLOGY ANNOUNCES 20% QUARTERLY DIVIDEND INCREASE

Boise, Idaho — May 22, 2008 — American Ecology Corporation (“the Company”) [NASDAQ:ECOL] today announced that its Board of Directors approved a 20% increase in the Company’s quarterly dividend to stockholders. The Company’s quarterly dividend will increase by $0.03 per common share from $0.15 to $0.18. The next quarterly dividend is expected to be declared on July 1, 2008 and paid on July 18, 2008 to stockholders of record on July 11, 2008.

“Management and the Board of Directors are confident that American Ecology can continue to deliver strong earnings growth,” stated Stephen A. Romano, Chairman, President and Chief Executive Officer. “Our free cash flow is more than sufficient to fund this increased quarterly dividend in 2008 while also funding all currently planned capital projects and growth initiatives,” Romano concluded.

At March 31, 2008, the Company reported 18,246,240 common shares outstanding and $10.4 million in cash and short-term investments on hand. The Company estimates that approximately $3.3 million in cash will be paid out for each declared quarterly dividend.

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About American Ecology Corporation
American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as steel mills, medical and academic institutions, petro-chemical facilities and the nuclear power industry. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will meet its 2008 earnings estimates, successfully execute its growth strategy, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to American Ecology Corporation’s December 31, 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions, government funding or competitive pressures, incidents that could limit or suspend specific operations, implementation of new technologies, our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of American Ecology Corporation.